

2021 ANNUAL REPORT

MISTRAS GROUP, INC.

KEY FINANCIAL HIGHLIGHTS

Historical Revenues

($ IN MILLIONS)


$742
$749
$593
$677
CY18
CY19
CY20
CY21

Gross Profit Margin


28.0%
29.0%
30.1%
29.1%
CY18
CY19
CY20
CY21

Net Cash Provided by Operating Activities

($ IN MILLIONS)


$42
$59
$68
$42
CY18
CY19
CY20
CY21

Revenues by End Market

(CY21)


Oil & Gas 54%
19% Downstream
18% Upstream
17% Midstream
10% Aerospace & Defense
10% Industrials
8% Power Generation & Transmission
8% Other Process Industries
5% Infrastructure, Research & Engineering
3% Petrochemical
2% All Other

Revenues by Region

(CY21)


11% Canada
16% Europe
71% United States
1% Asia-Pacific
1% Other Americas

SHAREHOLDER LETTER

Dear Fellow Shareholders,

In the face of unprecedented challenges presented by the rapid transformation our world is undergoing, MISTRAS exited 2021 having strengthened our financial position while also improving profitability. Debt reduction is the top priority for the use of cash, and in 2021 we reduced debt by $16.3 million. Over the past three years, we have now reduced our total debt by just over $90 million through the end of 2021. We have also improved our gross margin level and lowered our overhead costs to pre-pandemic levels. We not only survived, but are thriving in this new era.

The pandemic and international crises continue to impact the markets we serve, though we have seen encouraging signs that the aerospace and oil & gas markets are returning to pre-2020 levels. We believe the waning pandemic and resulting resumption of air travel to be positive signs of an impending recovery in the aerospace industry, possibly as early as the second half of 2022. Crude oil prices now significantly exceed pre-pandemic levels, and though this has caused many refineries to defer inspections as they capture the additional income, we expect conditions in this market to improve throughout 2022.

We have also seen a global shift in the demand for environmental, social, and governance (ESG) accountability, which could lead to increased demand for immediately-available cleaner energy alternatives, such as wind energy and natural gas. This focus on environmental responsibility could also potentially impact the demand for asset protection solutions that help energy producers reduce their carbon footprint.

Together, all these factors have fundamentally altered the way we live and work, and have accelerated the pace of trends towards digital, remotely-accessible technologies, as well as an increased reliance on multi-disciplined vendors who can solve multiple asset protection problems, as customers seek to minimize the volume of on-site personnel.

While some of our competitors have struggled adapting to this "new normal," MISTRAS' evolution over the last 40+ years has been defined by our ability to adapt our business model to meet the ever-changing needs of our customers and the markets we serve. Our foresight and leadership in the digital transformation of asset protection has empowered us to take lasting steps to build on that foundation.

> ***"Our significant investments... bring innovative, data-driven solutions to the market that will fuel the next phase of our growth."***

INTEGRATED & INSIGHTFUL NETWORK OF DATA SOLUTIONS

The release of the OneSuite™ asset protection software ecosystem is an essential step in this process. OneSuite is built on the extensive knowledge, technologies, and resources MISTRAS has developed over the past several decades, integrating our software, service, and data solution offerings into a single platform, creating a level of integrity-data integration that is groundbreaking for the industry.

OneSuite serves as a significant competitive differentiator for us to attract the growing number of organizations looking to make their asset protection operations leaner and more intelligent, helping them generate insights to drive asset performance through asset protection. The platform has already been adopted by nearly 100 customers with over 1,000 individual subscriptions in just the past 12 months, and we anticipate further growth in 2022.

ALIGNING INTERNAL STRUCTURES WITH GROWTH STRATEGY

As OneSuite becomes the fulcrum of our data-oriented solutions, we are also taking the long view in transforming our internal operations to support this initiative. We recently codified the management of our data solutions into our organizational structure by creating the Data Solutions Center of Excellence (COE). In line with our vision to be the "integrated-solution partner" for our customers, the Data Solutions COE will be instrumental in maximizing the cross-functionality and value customers can generate from the 85 and growing applications within OneSuite, including apps from MISTRAS Digital®, PCMS®, New Century Software, and more.

ADDRESSING ALTERNATIVE MARKETS

We have also identified opportunities to provide our digital and integration solutions to continue to diversify the markets we support, including renewable energy, aerospace & defense, and natural gas.

Wind Energy

One of our most exciting growth initiatives is the Sensoria™ wind blade monitoring system, which remotely detects damages to

continued on next page ▶

SHAREHOLDER LETTER (CONT.)

wind turbine blades and reports them to operators in real time through a web-based data portal. The patented blade monitoring system that backs Sensoria with sensing technology and its innovative web app provide wind farm operators with better information and faster than the blade integrity technologies currently used in the market today.

Sensoria fits seamlessly as a complement to our existing mechanical, inspection, and access solutions. We envision a product and service offering that includes the sale and installation of the sensors on the turbine, 24/7 monitoring service, data analysis, and ongoing inspection, repair, and maintenance service of any damage detected. We believe that there are currently no competitors for wind turbine blade repair and maintenance — a market we believe has a large growth potential — that can directly match MISTRAS' technological capabilities and breadth of solutions.

Sensoria is currently in proof-of-concept on dozens of turbines with a variety of brand-name owners. We expect to continue growing the number of turbines we monitor throughout 2022, and should possess the capability to manufacture enough systems by the end of 2023 to support monitoring for up to 1,000 turbines.

Aerospace & Defense
While the return of the commercial aerospace market to pre-pandemic levels has lagged other key markets, we have seen encouraging signs of progress and have seen strong results in the private space and defense sectors. Building off the successful model of our plant in Le Creusot, France — in which we streamlined manufacturing processes by performing multiple inspection, testing, and mechanical services in a single facility — we have recently invested in new equipment and processes for our Ellabell, Georgia and Heath, Ohio facilities to support both the commercial and private aerospace and defense sectors. We have also secured opportunities to perform field inspection services for defense submarines, and are actively staffing up to support the increased demand. We are optimistic these opportunities will propel and accelerate growth in the aerospace & defense sector as the commercial market returns later this year.

Natural Gas
The natural gas market similarly shows encouraging signs for the future, providing ample opportunity to expand our pipeline business. Natural gas provides an immediately-available energy source to facilitate the transition towards a predominantly renewable-based future. Natural gas transmission pipelines are a focus area for Onstream Pipeline Inspection, who had a record revenue year in 2021. With our expanding toolset service offerings and the launch of variable speed control technology that minimizes the interruption to natural gas pipelines during the inspection process, we expect additional growth from Onstream in 2022.

In summary, I am proud of the results we accomplished in 2021 despite facing challenges that affected virtually every corner of the world. We strengthened our financial condition while approaching pre-pandemic top-line performance. We are optimistic about our prospects for 2022, particularly regarding our significant investments to bring innovative, data-driven solutions to the market that will fuel the next phase of our growth.

On behalf of our Board of Directors and our management team, we extend our thanks to our customers, our partners, our employee workforce, and our loyal shareholders, for their continued support and trust.

Sincerely,

DENNIS M. BERTOLOTTI
MISTRAS Group President and CEO

STOCK PRICE PERFORMANCE GRAPH

The following performance graph compares the performance of our common stock to the Russell 3000 and self-constructed peer group. The comparison assumes $100 was invested on June 1, 2016 in each of our common stock, the Russell 3000 Index and self-constructed peer group. The values of each investment are based on share price appreciation, with reinvestment of all dividends, assuming any were paid. For the graph, the investments are assumed to have occurred at the beginning of each period presented. The following companies are included in the Company's peer group used in the graph: Archrock Inc., CECO Environmental Corp, CIRCOR International Inc., Columbus McKinnon Corporation, DMC Global Inc., DXP Enterprises Inc., Enerpac Tool Group Corp., Forum Energy Technologies Inc., Helix Energy Solutions Inc., MYR Group Inc., Oil States International Inc., SEACOR Holdings Inc., the Hackett Group Inc., Oceaneering International Inc., Matrix Service Company, Aegion Corp and Team, Inc. The stock price performance included in this graph is not necessarily indicative of future stock price performance.


Comparison of 67 Month Cumulative Total Return
Assumes Initial Investment of $100
December 2021
300.00
250.00
200.00
150.00
100.00
50.00
0.00
5/31/2016
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020
12/31/2021
Mistras Group, Inc.
Russell 3000 Index
Peer Group

		5/31/2016	12/31/2016	12/31/2017	12/31/2018	12/31/2019	12/31/2020	12/31/2021
Mistras Group, Inc.	Return %		3.51	-8.61	-38.73	-0.76	-45.62	-4.25
	Cum $	100	103.51	94.60	57.96	57.52	31.28	29.95
Russell 3000 Index	Return %		9.02	21.13	-5.24	31.02	20.89	25.66
	Cum $	100	109.02	132.05	125.13	163.94	198.19	249.05
Peer Group	Return %		18.35	-17.12	-31.17	28.80	-23.23	8.06
	Cum $	100	118.35	98.09	67.52	86.96	66.76	72.14

Peer group index uses beginning-of-period market capitalization weighting.

COMPANY & SHAREHOLDER INFORMATION

Leadership Team

Dennis M. Bertolotti
President and Chief Executive Officer

Dr. Sotirios J. Vahaviolos
Executive Chairman and Founder

Edward J. Prajzner
Executive Vice President,
Chief Financial Officer and Treasurer

Jonathan H. Wolk
Senior Executive Vice President and
Chief Operating Officer

Michael C. Keefe
Executive Vice President,
General Counsel and Secretary

Michael J. Lange
Senior Executive Vice President of
Business Development and Strategic Planning

Chris Smith
Group Vice President, Safety

Julie Marini
Group Vice President, Human Resources

Kenn Kerr
Group Vice President, Sales

Nestor S. Makarigakis
Group Vice President,
Marketing and Communications

Stock Listing

The Company's common stock is listed and traded on the New York Stock Exchange under the symbol "MG".

Investor Relations

Security analysts, investors, stockbrokers, portfolio managers and other investors seeking additional information about MISTRAS Group should contact
Edward J. Prajzner, Executive Vice President, Chief Financial Officer and Treasurer at Corporate Headquarters.

Board of Directors

Dr. Sotirios J. Vahaviolos
Executive Chairman and Founder

Dennis M. Bertolotti
President and Chief Executive Officer

Nicholas DeBenedictis
Chairman Emeritus of Aqua America, Inc.

James J. Forese
Retired Operating Partner and
Chief Operating Officer of HCI Equity Partners

Richard H. Glanton
Founder, Chairman and Chief Executive Officer
of ElectedFace, Inc.

Michelle J. Lohmeier
Consultant and Retired Senior Advisor to
the CEO and Sr. Vice President of Spirit
AeroStructures

Charles P. Pizzi
Retired President and Chief Executive Officer
of Tasty Baking Company

Manuel Stamatakis
Chief Executive Officer of
Capital Management Enterprises

Shareholder Communication

Any interested party wishing to communicate directly with our Board of Directors should write to Michael C. Keefe, Executive Vice President, General Counsel and Secretary, at Corporate Headquarters.

Form 10-K

The Form 10-K report included in this 2021 annual report has been filed with the Securities and Exchange Commission (SEC). Additional copies of the Form 10-K as filed with the SEC may be obtained by request from the Company or through the Company's website.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC.
6201 15th Avenue, Brooklyn, NY 11219
Tel: 1(800) 937-5449, 1(718) 921-8124

Annual Meeting

The 2022 Annual Meeting will be held virtually at 11:00 a.m. EST on May 23, 2022.

Corporate Headquarters

195 Clarksville Road
Princeton Junction, NJ 08550
www.mistrasgroup.com
Tel: 1(609) 716-4000
Fax: 1(609) 716-0706

Media Relations

Members of the news media requesting information about MISTRAS Group should visit our online Press Room at mistrasgroup.com/news. For additional information about MISTRAS Group, contact: Nestor S. Makarigakis, Group Vice President of Marketing, at Corporate Headquarters.

WebSite

www.mistrasgroup.com
MISTRAS Group's website offers financial information and facts about the Company and its products, systems and services. Website content is available for informational purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this annual report.

Customers

For assistance with MISTRAS Group products, systems and services, call 1(609) 716-4000, or visit the MISTRAS Group website at www.mistrasgroup.com. Additional contact information is listed on our website at mistrasgroup.com/locations.



MISTRAS

One Source for Asset Protection Solutions®

A leading, "one source" multinational provider of integrated technology-enabled asset protection solutions, helping to maximize the safety and operational uptime for civilization's most critical industrial and civil assets.

mistrasgroup.com

MG
LISTED
NYSE

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MISTRAS GROUP, INC.